                                                                    EXHIBIT 5.1a


                                  [LETTERHEAD]




                                  May 13, 2002



Centene Corporation
Suite 800
7711 Carondelet Avenue
St. Louis, Missouri 63105

         Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

         This opinion letter is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-87212) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 5,750,000 shares (the "Shares") of common stock, $0.001 par value per share, of Centene Corporation, a Delaware corporation (the "Company"), of which (i) up to 470,495 Shares (including 70,495 Shares issuable upon exercise of an over-allotment option) will be issued and sold by the Company and (ii) up to 5,279,505 Shares (including 679,505 Shares to be issuable upon exercise of an over-allotment option) will be sold by certain stockholders of the Company (the "Selling Stockholders"). The 5,279,505 Shares to be sold by the Selling Stockholders are referred to herein as the "Secondary Shares."

         Upon consummation of a merger of Centene Corporation, a Wisconsin corporation ("Centene-Wisconsin"), into the Company effective as of November 13, 2001 (the "Merger"), each issued and outstanding share of capital stock of Centene-Wisconsin was converted into a specified number of shares of capital stock of the Company. As used herein, the term "Predecessor Shares" means the shares of capital stock of Centene-Wisconsin held of record by the Selling Stockholders immediately prior to the Merger, which shares were converted into shares of capital stock of the Company upon consummation of the Merger, and which converted shares constitute the Secondary Shares. We understand that such shares of capital stock of the Company then were converted into the Secondary Shares immediately prior to the consummation of the initial public offering of the Company on December 18, 2001.

         We are acting as special Wisconsin counsel for the Company in connection with the sale of the Secondary Shares by the Selling Stockholders. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the form of the minutes of meetings of the stockholders and board of directors of Centene-Wisconsin as provided to us by the Company, the Restated Articles of Incorporation and Bylaws

Centene Corporation
May 13, 2002
Page 2


of Centene-Wisconsin, each as amended as of the time immediately prior to the Merger, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         Our opinions expressed below, insofar as they relate to the Predecessor Shares having been fully paid and the absence of an employee debt exception to out assessability opinion, are based solely on a certificate of the Senior Vice President Chief Financial Officer, Treasurer and Secretary of the Company (as successor corporation to Centene-Wisconsin) confirming the receipt by Centene-Wisconsin of the consideration called for by the applicable resolutions authorizing the issuance of the Predecessor Shares and the full payment of all debts due employees for services rendered. We also assume that the Secondary Shares proposed to be sold by JP Morgan Securities, Inc. were acquired upon exercise of a Warrant, dated September 23, 1998, originally issued by Centene-Wisconsin to Hambrecht & Quist (and subsequently acquired by JP Morgan Securities, Inc.).

         We express no opinion herein as to the laws of any state or jurisdiction other than the Business Corporation Law of the State of Wisconsin.

         Based upon and subject to the foregoing, we are of the opinion that the Predecessor Shares were, as of the time immediately prior to the Merger, duly authorized, validly issued, fully paid and nonassessable.

         It is understood that this opinion letter is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. Hale and Dorr LLP may, in connection with the delivery of its opinion being included as Exhibit 5.1 to the Registration Statement, rely upon this opinion letter as if this opinion letter were addressed to such firm.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The opinions expressed above are based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

         We bring to your attention that Robert J. Johannes, one of the Selling Shareholders, is a partner of Michael Best & Friedrich LLP.

Centene Corporation
May 13, 2002
Page 3


         We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                       Very truly yours,


                                       MICHAEL BEST & FRIEDRICH LLP